Exhibit 4.2

APPTIO, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

May 3, 2013

3.10	Aggregation of Stock	23
3.11	Delays and Omissions	23
3.12	Further Assurances	23
3.13	Waiver of Preemptive Rights and Notice Rights	23
3.14	Specific Performance.	23
3.15	Attorney’s Fees	23

APPTIO, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 3rd day of May, 2013, by and among Apptio, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto (each of which is herein referred to as an “Investor” and collectively, the “Investors”) and Sachin Gupta, Gupta Family Irrevocable Trust, Kurt Shintaffer, KCS 2012 GRAT, KDS 2012 GRAT, Paul McLachlan, Jesse Lee and Brian Bero, each of whom is herein referred to as a “Founder.”

RECITALS

The Company, the Founders and certain Investors (the “Prior Parties”) are parties to the Investors’ Rights Agreement dated as of March 9, 2012 (the “Prior Agreement”). The Company and certain of the Investors have entered into a Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith, pursuant to which the Company desires to sell to such Investors, and such Investors desire to purchase from the Company, shares of the Company’s Series E Preferred Stock. A condition to such Investors’ obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to amend and restate the Prior Agreement and to provide the Investors with, among other things, (i) certain rights to register shares of the Company’s Common Stock (the “Common Stock”) issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Investors and the Founders each desire to induce the Investors to purchase shares of Series E Preferred Stock pursuant to the Purchase Agreement by amending and restating the Prior Agreement in its entirety to read as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows:

1. Registration Rights. The Company, the Investors and the Founders covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Affiliated Person” means (A) with respect to any Holder other than the T. Rowe Price Investors, the Janus Capital Investors, the Fidelity Investors, the Hillman Investors or Cisco (i) a subsidiary, parent, partner, limited partner, retired partner, member, retired member, director or stockholder of such Holder or any entity controlling, controlled by or under common control with such Holder that is a legal entity, (ii) an affiliated fund, entity or constituent member of such Holder that is a legal entity, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, (iii) such Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, an Holder’s “Immediate Family Member,” which term shall include adoptive relationships) if such Holder is a individual or (iv) a trust for the benefit of an individual Holder or such individual Holder’s Immediate Family Member, (B) with respect to each T. Rowe Price Investor, Fidelity Investor, Janus Capital Investor and Hillman Investor, other funds and accounts managed by T. Rowe Price, Fidelity, Janus Capital and Hillman, respectively, and (C) with respect to Cisco, any entity controlling, controlled by or under common control with Cisco.

(b) The term “Cisco” means Cisco Systems, Inc. and its nominee, Coastdock & Co.

(c) The term “Cisco Competitor Determination” shall mean a good faith determination by the Company’s Board of Directors that Cisco or any of its affiliates (i) is a direct competitor of the Company or (ii) has consummated an investment in another company that is a direct competitor of the Company (other than investments representing less than 10% of the outstanding securities of a company that is subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended).

(d) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto), and the rules and regulations promulgated thereunder;

(e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) The term “Founders’ Stock” means the shares of Common Stock held by the Founders (not including shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by the Founders);

(g) The term “Holder” means (except as set forth in Section 1.1(i)) any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(h) The term “Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock of the Company;

(i) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act that results in aggregate net proceeds (after deduction of underwriters’ commissions and expenses) to the Company of at least Fifty Million Dollars ($50,000,000);

(j) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Founders’ Stock, provided, however, that for the purposes of Sections 1.2, 1.4, 1.13 and 2 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall be treated as Registrable Securities only if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(l) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(m) The term “SEC” means the Securities and Exchange Commission; and

(n) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto), and the rules and regulations promulgated thereunder.

(o) The term “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor affiliated investment advisor to the T. Rowe Price Investors.

(p) The term “T. Rowe Price Investors” shall mean those Investors that are advisory clients of T. Rowe Price. For the sake of clarity, as of the date hereof the T. Rowe Price Investors are set forth on Schedule 1 attached hereto.

(q) The term “Fidelity” shall mean Fidelity Management & Research Company or any of its affiliates and any successor affiliate investment advisor or subadvisor to the Fidelity Investors.

(r) The term “Fidelity Investors” shall mean those Investors that are advisory or subadvisory clients of Fidelity. For the sake of clarity, as of the date hereof the Fidelity Investors are set forth on Schedule 2 attached hereto.

(s) The term “Janus Capital” shall mean Janus Capital Management LLC or any of its affiliates and any successor affiliate investment advisor or subadvisor to the Janus Capital Investors.

(t) The term “Janus Capital Investors” shall mean those Investors that are advisory or subadvisory clients of Janus Capital. For the sake of clarity, as of the date hereof the Janus Capital Investors are set forth on Schedule 3 attached hereto.

(u) The term “Hillman” shall mean WSI Investments, Inc. and any successor affiliate investment administrator to the Hillman Investors.

(v) The term “Hillman Investors” shall mean those Investors that are set forth on Schedule 4 attached hereto.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) November 1, 2016, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from one or more Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an aggregate offering price of at least Ten Million Dollars ($10,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to file a registration statement under the Securities Act as soon as practicable, and in any event within sixty (60) days of the receipt of such request, of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the holders of a majority of the Registrable Securities held by the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Securities held by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12)-month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is the Qualified IPO, in which case, ending on a date one hundred eighty (180) days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration following the public filing of such registration statement. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of at least fifteen percent (15%) of the then-outstanding Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders (an “S-3 Request”), the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) within thirty (30) days of receipt of the S-3 Request, file a registration statement and use its best efforts to cause such registration statement to become effective within thirty (30) days after filing and effect all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000); (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12)-month period; and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ninety (90) days after the effective date of a registration in connection with any subsequent public offering (excluding registrations in connection with employee benefit plans or Rule 145 transactions), subject to Section 1.3.

(c) Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

(d) If the Holders initiating a Form S-3 registration under this Section 1.4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4, and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2 where appropriate).

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days, or until the distribution described in such registration statement is completed, if earlier; provided that such 180 day period shall be extended for a period of time equal to the period the Holder(s) refrain from selling any securities included in such registration at the request of an underwriter of securities of the Company.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.5(a) above.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and following such notification promptly prepare and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (I) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (II) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(j) After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(k) Promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

1.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder(s) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses on a pro rata basis), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was unknown to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder(s) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

(c) Registration on Form S-3. All expenses other than underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications pursuant to Section 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holder(s) selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); provided that in no event shall the amount of securities of the selling Holders included in the offering be reduced (x) below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Qualified IPO, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or any securities held by a Founder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering or (y) until all Founders’ Stock is first excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and such Holder’s partners, members, officers, directors or stockholders, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will, severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 1.10(d), when combined with any amounts paid by such Holder under Subsection 1.10(b), exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least ten percent (10%) of the shares originally purchased by such Holder as set forth on Exhibit A (subject to adjustment for stock splits, stock dividends, reclassification or the like) or all of such Holder’s Registrable Securities, if less or (ii) that is an Affiliated Person of such Holder; provided the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding shares of Preferred Stock, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder registration rights with respect to such securities, unless such registration rights are subordinate to the registration rights granted hereunder.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the Qualified IPO and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Qualified IPO; provided that such period may be extended for such additional periods as may be required to facilitate the underwriters’ compliance with NASD Conduct Rule 2711 or any similar rule. Any discretionary waiver or termination of the restrictions in this Section 1.14 or any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers and directors of the Company and all two percent (2%) securityholders enter into similar agreements, and shall not apply to the sale of any shares to an underwriter pursuant to the underwriting agreement entered into by the Company and such Holder in connection with the Qualified IPO, to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. In addition, with respect to any Holder that purchase shares of the Company’s Common Stock in a Qualified IPO, the Company hereby consents to the sale of the shares purchased by such Holder in the Qualified IPO (the “Qualified IPO Shares”) during the period described in Section 1.14(a), provided, that such Holder (i) may only sell the Qualified IPO Shares (and not any other Company securities, including any shares of the Company’s capital stock owned prior to the Qualified IPO by such Holder) and (ii) may not otherwise make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any other securities of the Company during such period.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the one hundred eighty (180) day anniversary of the effective date of the Company’s initial registration statement subject to this Section 1.14 (or such later date requested by the underwriters to facilitate compliance with NASD Conduct Rule 2711 or any similar rule).

(e) Legend. Each certificate representing any securities of the Company held by a Holder shall be stamped or otherwise imprinted with a legend substantially similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

The Company shall keep its securities held by the Holders certificated physical form at least through the expiration or early release of the Lockup-Period as set forth in this Section 1.14 hereof or such other agreement as described herein.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to (A) each Holder of at least 700,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities (other than a Founder or a Holder reasonably deemed by the Company to be a competitor of the Company (the parties hereby agree and acknowledge that the investment entities affiliated with Shasta Ventures, Greylock Partners, Madrona Venture Group and Andreessen Horowitz are not presently and shall not in the future be deemed to be competitors of the Company)) (each, a “Major Holder”), (B) Cisco Systems so long as (i) Cisco continues to hold at least 180,729 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (ii) the Company has not delivered written notice to Cisco that the Board of Directors of the Company has made a Cisco Competitor Determination and (C) T. Rowe Price, Fidelity, Janus Capital and Hillman, so long as the T. Rowe Price Investors, the Fidelity Investors, the Janus Capital Investors and the Hillman Investors, respectively, continue to hold shares of Registrable Securities:

(a) as soon as practicable, but in any event within two hundred seventy (270) days after the end of each fiscal year of the Company (unless waived by the Board including all members of the Audit Committee of the Board), an income statement for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm approved by the Company’s Board of Directors or by the Audit Committee of the Board of Directors.

(b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter, an unaudited balance sheet as of the end of such fiscal quarter and a comparison of such quarter’s results with the results projected by the Company’s annual budget;

(c) as soon as practicable, but in any event within thirty (30) days after the end of each month, an unaudited profit or loss statement, a statement of cash flows for such month, an unaudited balance sheet as of the end of such month and a comparison of such month’s results with the results projected by the Company’s annual budget;

(d) as soon as practicable, but in any event not less than thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year; and

(e) as soon as practicable, but in any event within fifteen (15) days after the occurrence of the event, written notice of any stock split or any stock dividend.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to this Section 2.1 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding the confidentiality provisions in Section 2.12, with respect to Cisco, all information received by Cisco pursuant to this Section 2.1 shall be “Confidential Information” subject to the confidentiality obligations of Cisco pursuant to the Board Observer Rights Agreement between the Company and Cisco Systems dated on or about the date hereof (the “Cisco Board Observer Agreement”).

2.2 Inspection. The Company shall permit (A) each Major Holder, at such Major Holder’s expense, (B) Cisco Systems, at Cisco’s expense, so long as (i) Cisco continues to hold at least 180,729 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (ii) the Company has not delivered written notice to Cisco that the Board of Directors of the Company has made a Cisco Competitor Determination, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor and (C) T. Rowe Price, Fidelity, Janus Capital and Hillman so long as a T. Rowe Price Investor, Fidelity Investor, Janus Capital Investor and Hillman Investor, respectively, continues to hold shares of Registrable Securities; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information (unless covered by a confidentiality agreement in a form reasonably acceptable to the Company). Notwithstanding the confidentiality provisions in Section 2.12, with respect to Cisco, all information received by Cisco pursuant to this Section 2.2 shall be “Confidential Information” subject to the confidentiality obligations of Cisco pursuant to the Cisco Board Observer Rights Agreement. The Company covenants that it will respond in a timely manner to reasonable requests of auditors of the Investors that have rights pursuant to this Section 2.2.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants the participation rights set forth in this Section 2.3 to (A) each Major Holder, (B) Cisco Systems so long as (i) Cisco continues to hold at least 180,729 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (ii) the Company has not delivered written notice to Cisco that the Board of Directors of the Company has made a Cisco Competitor Determination a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined), (C) each T. Rowe Price Investor and Fidelity Investor, so long as the T. Rowe Price Investors and Fidelity Investors, respectively, continue to hold in the aggregate at least 700,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (D) each Janus Capital Investor, so long as the Janus Capital Investors continue to hold in the aggregate at least 315,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (E) each Hillman Investor, so long as the Hillman Investors continue to hold in the aggregate at least 160,000 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities (each of the Investors described in (A), (B), (C), (D) or (E) above, a “Participation Rights Holder”). For purposes of this Section 2.3, Participation Rights Holder includes any Affiliated Persons of a Participation Rights Holder and a Participation Rights Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its Affiliated Persons, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Participation Rights Holder in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notice”) to the Participation Rights Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within fifteen (15) calendar days after delivery of the Notice, each Participation Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issuable, directly or indirectly, upon conversion of all outstanding shares of Preferred Stock then held by such Participation Rights Holder bears to the aggregate number of shares of Common Stock then outstanding and all shares of Common Stock issuable, directly or indirectly, upon conversion of all outstanding shares of Preferred Stock (assuming full exercise, and conversion to Common Stock, of all outstanding warrants, options and other rights to acquire Preferred Stock) and full exercise of all outstanding warrants, options and other rights to acquire Common Stock. Such purchases shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Participation Rights Holder that purchases all the shares available to it (each, a “Fully-Exercising Holder”) of any other Participation Rights Holder’s failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Participation Rights Holders were entitled to subscribe but which were not subscribed for by the Participation Rights Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of Preferred Stock then held, by all such Fully Exercising Investors who desire to purchase Shares for which Participation Rights Holders did not subscribe.

(c) The Company may, during the forty five (45)-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within forty five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Participation Rights Holders in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) the issuance of securities excluded from the definition of “Additional Stock” under Article IV, Section (B)(4)(d)(i)(B)(1)-(8) of the Company’s Amended and Restated Certificate of Incorporation or (ii) the issuance of securities that Participation Rights Holders holding a majority of the Registrable Securities held by Participation Rights Holders agree in writing to exclude from the provisions of this Section 2.3; provided, however, notwithstanding any such waiver (or waiver of such provisions pursuant to Section 3.4), in the event that a Participation Rights Holders actually purchases Shares in any transaction contemplated by this Section 2.3, then each other Participation Rights Holders shall be permitted to participate on a pro rata basis relative to the Participation Rights Holders purchasing the largest proportion of such Participation Rights Holder’s pro rata share. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Participation Rights Holder and any particular subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Participation Rights Holder is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors; provided, that notwithstanding the foregoing the exclusion of any Participation Rights Investor from any particular securities issuance shall not affect the right of such Participation Rights Investor to participate in any other securities issuance.

2.4 Periodic Board Meetings. The Company will use commercially reasonable efforts to ensure that meetings of the Board of Directors of the Company are held at least once every three (3) months.

2.5 Stock Option Vesting. Except as expressly approved by a majority of the non-employee members of the Board of Directors of the Company, options and restricted stock awards granted after or in anticipation of the transactions contemplated by the Purchase Agreement and issued pursuant to the Company’s 2007 Stock Plan or the Company’s 2011 Executive Equity Incentive Plan shall be granted with four-year vesting, with twenty-five percent (25%) of the options vesting on the first anniversary from the date of grant and 1/36 of the remaining shares vesting monthly after the first anniversary until fully vested.

2.6 Restrictions on Common Stock Transfers. Unless otherwise approved by the Board of Directors of the Company, including at least one (1) of the directors elected by the holders of the Preferred Stock (the “Preferred Directors”), with respect to any Common Stock issued after the date of this Agreement, the Company will require the holder thereof as a condition to such issuance to enter into an agreement with the Company (A) that contains a right of first refusal in favor of the Company on any transfers of such Common Stock (subject to exceptions for transfers in connection with estate planning), (B) that prohibits the sale or assignment of any such Common Stock that is subject to a repurchase right in favor of the Company upon termination of the holder’s service provider relationship with the Company (subject to exceptions for transfers in connection with estate planning) and (iii) that contains substantially the same restrictions on transfer set forth in Section 1.14 of this Agreement.

2.7 Directors and Officers Liability Insurance. The Company covenants and agrees to purchase within sixty (60) days of the date of this Agreement and to maintain, directors and officers liability insurance, on such terms as are reasonably acceptable to the Company and the Investors holding a majority of the Registrable Securities then outstanding.

2.8 Audit and Compensation Committees. The Board of Directors of the Company shall maintain an Audit Committee and a Compensation Committee of the Board of Directors. Each committee will be comprised solely of non-management directors and will include at least two (2) of the Preferred Directors. The Compensation Committee will be responsible for reviewing and approving all option grants, as well as compensation of all executive officers of the Company and all non-executive officer employees of the Company whose annual salary (including base salary and cash bonuses) exceeds, or is reasonably expected to exceed, $120,000.

2.9 At-Will Employee Agreements. The Company shall require each current and future officer and employee of the Company to enter into an At-Will Employee Agreement substantially in the form attached hereto as Exhibit B. The Company shall require each current and future consultant of the Company to enter into an agreement with the Company containing provisions relating to confidentiality and assignment of proprietary information and inventions in favor of the Company.

2.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other corporation or entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors of the Company as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

2.11 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.10 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) when the Company shall consummate a transaction or series of related transactions deemed to be a “Liquidation Transaction” pursuant to the Company’s Amended and Restated Certificate of Incorporation, as such Amended and Restated Certificate of Incorporation may be amended from time to time (provided that with respect to the termination of the covenants in Section 2.10, the Company shall have complied with the terms thereof in connection with the consummation of the Liquidation Transaction).

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.10(a) above.

2.12 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or classified information of the Company. The Company shall not be required to comply with any information rights of Section 2.1 or 2.2 in respect of any Major Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor (the parties hereby agree and acknowledge that the investment entities affiliated with Shasta Ventures, Greylock Partners, Madrona Venture Group, Andreessen Horowitz, T. Rowe Price, the T. Rowe Price Investors, Fidelity, the Fidelity Investors, Janus Capital, the Janus Capital Investors, Hillman and the Hillman Investors are not presently and shall not in the future be deemed to be competitors of the Company). T. Rowe Price, Fidelity, Janus

Capital, Hillman and each Holder (each a “Receiving Party”) acknowledges and agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by it in connection with its rights under this Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1.5(c)), (b) is or has been independently developed or conceived by such Receiving Party without use of the Company’s confidential information, (c) is or has been made known or disclosed to such person by a third party without a breach of any obligation of confidentiality such third party may have to the Company or (d) was known to the Receiving Party prior to disclosure to the Receiving Party by the Company. Notwithstanding the foregoing, each Receiving Party may disclose any confidential information of the Company provided to or learned by such Receiving Party in connection with such rights to the minimum extent necessary (i) to evaluate or monitor such Receiving Party’s investment in the Company; (ii) as required by any court or other governmental body, provided that such Receiving Party provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Receiving Party; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; (v) to comply with applicable law, rule or regulation; (vi) to any prospective purchaser of any shares of Registrable Securities from such Receiving Party, if such prospective purchaser agrees to be bound by the provisions of this Section 2.12 or (vii) to any Affiliated Person of such Receiving Party in the ordinary course of business, provided that such Receiving Party informs such person that such information is confidential and directs such person to maintain the confidentiality of such information (for the avoidance of doubt, T. Rowe Price, Fidelity, Janus Capital and Hillman may share confidential information with the T. Rowe Price Investors, the Fidelity Investors, the Janus Capital Investors and the Hillman Investors, respectively, and vice versa). For the sake of clarity, nothing contained in this Section 2.12 shall in any way restrict or impair the obligations of the T. Rowe Price Investors (or T. Rowe Price on their behalf), the Fidelity Investors (or Fidelity on their behalf), the Janus Investors (or Janus on their behalf) or the Hillman Investors (or Hillman on their behalf) to report their respective holdings of the Company in accordance with applicable reporting laws and regulations, without prior notice to the Company. Notwithstanding the foregoing, this Section 2.12 shall not apply to Cisco and all confidential information received by Cisco pursuant to this Agreement shall be “Confidential Information” subject to the confidentiality obligations of Cisco pursuant to the Cisco Board Observer Rights Agreement.

2.13 No Promotion. The Company agrees that it will not, and shall cause each Affiliated Person of the Company not to, without the prior written consent of Fidelity, Janus Capital and T. Rowe Price, as applicable, use in advertising, publicity, or otherwise the name of Fidelity, Janus Capital, T. Rowe Price, or any partner or employee of Fidelity or Janus Capital, T. Rowe Price, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Fidelity, Janus Capital, T. Rowe Price or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of Fidelity, Janus Capital and T. Rowe Price, as applicable, prior to the Company’s or any of its Affiliated Person’s issuance of any public statement detailing the purchase of Series E Preferred Stock by the Fidelity Investors, Janus Capital Investors and T. Rowe Price Investors pursuant to the Purchase Agreement.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a Liquidation Transaction.

3.2 Entire Agreement. Effective upon and contingent upon the execution of this Agreement by the Prior Parties necessary to effectively amend and restate the Prior Agreement pursuant to Section 3.4 thereof, the Prior Agreement shall be amended and restated in its entirety to read as set forth in this Agreement, and this Agreement and the exhibits hereto shall constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties as permitted by Section 1.12 (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding, not including the Founders’ Stock; provided, however, that (A) if such amendment or waiver on its face materially changes the rights or obligations of the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock (it is understood that an amendment of this Agreement entered into for the purpose of granting additional registration rights to current holders of the Company’s capital stock, or for the purpose of granting registration rights to future holders of the Company’s capital stock, shall not be interpreted to require the consent of the holders of the Founders’ Stock pursuant to the following proviso, unless such amendment terminates the registration rights of the Founders’ Stock hereunder); (B) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all similarly situated Investors in the same fashion, (C) so long as (i) Cisco continues to hold at least 180,729 shares (as adjusted for stock splits, stock dividends, reclassification and the like) of Registrable Securities and (ii) the Company has not delivered written notice to Cisco that the Board of Directors of the Company has made a Cisco Competitor Determination, if such amendment or waiver on its face removes Cisco’s rights pursuant to Section 2.1, 2.2 or 2.3 and does not remove such rights from all other holders of such rights, then such amendment shall require the consent of Cisco (it is understood that an amendment or waiver of the participation rights provided in Section 2.3 of this Agreement that applies proportionately to all Participation Rights Holders shall not require the consent of Cisco) and (D) any amendment or waiver of Section 2.3 shall also require the written consent of a holders of a majority of the Registrable Securities held by the Participation Rights Holders. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Series E Preferred Stock pursuant to the Purchase Agreement as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5 Notices. Unless otherwise provided herein, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or forty eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature pages hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, Attention: Patrick J. Schultheis, 701 Fifth Avenue, Suite 5100, Seattle, WA 98104 or (b) if to the Investors, with a copy to (i) Goodwin Procter LLP, Attention: Anthony McCusker, 135 Commonwealth Drive, Menlo Park, CA 94025; (ii) DLA Piper LLP (US), 6225 Smith Avenue, Baltimore, MD 21209-3600, Attention: Jay Smith; and (iii) Proskauer Rose LLP, One International Place, Boston, MA 02110-2600, Attention: Michael J. Mano.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

3.7 Governing Law; Jurisdiction and Venue; Jury Waiver. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. The parties consent to jurisdiction and venue in the state and federal courts sitting in New Castle County, Delaware. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

3.8 Counterparts. This Agreement may be executed and delivered by facsimile signature or other electronic means and in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10 Aggregation of Stock. All shares of Preferred Stock held or acquired by affiliated entities or persons, including without limitation Affiliated Funds, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Delays and Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.13 Waiver of Preemptive Rights and Notice Rights. The undersigned Investors, as applicable, hereby waive, on behalf of such Investors and all Investors (as defined in the Prior Agreement), any and all rights they may have under Section 2.3 of the Prior Agreement or otherwise with respect to the sale and issuance of shares of the Company’s Series E Preferred Stock pursuant to the Purchase Agreement, including any right to participate in the purchase of such shares and any right to receive notice of such sale and issuance.

3.14 Specific Performance.

In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

3.15 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(Signature pages follow)

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

APPTIO, INC.

By:	/s/ Sachin Gupta
Sachin Gupta
President and Chief Executive Officer

Address:	11100 8th Street Suite 600 Bellevue, Washington 98004

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

SACHIN GUPTA

/s/ Sachin Gupta

Address:

GUPTA FAMILY IRREVOCABLE TRUST

By:	/s/ Vineet Gupta
Name:	Vineet Gupta
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: KURT SHINTAFFER

/s/ Kurt Shintaffer

Address:

KCS 2012 GRAT

By:	/s/ Kurt Shintaffer
Name:	Kurt Shintaffer
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: KDS 2012 GRAT

By:	/s/ Kylee Shintaffer
Name:	Kylee Shintaffer
Title:	Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: PAUL MCLACHLAN

/s/ Paul McLachlan

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: JESSE LEE

/s/ Jesse Lee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDER: BRIAN BERO

/s/ Brian Bero

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: SHASTA VENTURES, L.P.

By:	Shasta Ventures GP, LLC,
Its:	General Partner

By:	/s/ Ravi Mohan
Name:	Ravi Mohan
Title:	Managing Director

Address:	2440 Sandhill Rd., Suite 300
Menlo Park, CA 9402

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: MADRONA VENTURE FUND III, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	1000 Second Avenue Suite 3700 Seattle, Washington 98104

MADRONA VENTURE FUND III-A, L.P.

By:	Madrona Investment Partners III, L.P.
Its:	General Partner

By:	Madrona III General Partner, LLC
Its:	General Partner

By:	/s/ Troy Cichos
Name:	Troy Cichos
Title:	Authorized Signatory

Address:	1000 Second Avenue Suite 3700 Seattle, Washington 98104

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: GREYLOCK XII LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII-A LIMITED PARTNERSHIP

By:	Greylock XII GP LLC, its General Partner

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Administrative Partner

GREYLOCK XII PRINCIPALS LLC

By:	Greylock Management Corporation, Sole Member

By:	/s/ Donald A. Sullivan
Name:	Donald A. Sullivan
Title:	Treasurer

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: ANDREESSEN HOROWITZ FUND I, L.P., as Nominee for Andreessen Horowitz Fund I, LP, Andreessen Horowitz Fund I-A, LP, Andreessen Horowitz Fund I-B, LP

By:	AH Equity Partners, LLC its General Partner

By:	/s/ Ben Horowitz
Name:	Ben Horowitz
Title:	Managing Member

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: SACHIN GUPTA

/s/ Sachin Gupta

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: KURT SHINTAFFER

/s/ Kurt Shintaffer

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: BRIAN BERO

/s/ Brian Bero

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: JESSE LEE

/s/ Jesse Lee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

T. ROWE PRICE ASSOCIATES, INC.

Investment Adviser for and on behalf of:

T. Rowe Price Small-Cap Stock Fund, Inc.

T. Rowe Price Institutional Small-Cap Stock Fund

T. Rowe Price Personal Strategy Income Fund

T. Rowe Price Personal Strategy Balanced Fund

T. Rowe Price Personal Strategy Growth Fund

T. Rowe Price Personal Strategy Balanced Portfolio

T. Rowe Price Small-Cap Stock Trust

Valic Company I – Small Cap Fund

TD Mutual Funds – TD U.S. Small-Cap Equity Fund

T. Rowe Price U.S. Small-Cap Core Equity Trust

Advantus Capital Management, Inc. – Minnesota Life Insurance Co.

By:	/s/ Gregory McCrickard
Name: Gregory McCrickard Title: Vice President T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: E-mail:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: T. ROWE PRICE ASSOCIATES, INC. Investment Adviser for and on behalf of: T. Rowe Price New Horizons Fund, Inc. T. Rowe Price New Horizons Trust T. Rowe Price U.S. Equities Trust

By:	/s/ Henry Ellenbogen
Name: Henry Ellenbogen Title: Vice President T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: E-mail:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS: T. ROWE PRICE ASSOCIATES, INC. Investment Adviser for and on behalf of: T. Rowe Price Global Technology Fund, Inc. TD Mutual Funds – TD Science & Technology Fund

By:	/s/ Joshua Spencer
Name: Joshua Spencer Title: Vice President T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202 Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: E-mail:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: THOMAS BOGAN

/s/ Thomas Bogan

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes Title: Deputy Treasurer

Address:	Ball & Co C/o Citibank N.A/Custody IC&D Lock Box P.O. Box 7247-7057 Philadelphia, P.A 19170-7057

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: JANUS ENTERPRISE FUND By: Janus Capital Management LCC Its: Investment Advisor

By:	/s/ Brian Demain
Name: Brian Demain Title: Portfolio Manager

Address:	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206 Attn: Angela Morton

JANUS GLOBAL TECHNOLOGY FUND By: Janus Capital Management LCC Its: Investment Advisor

By:	/s/ J.B. Slingerlend
Name: J.B. Slignerlend Title: Portfolio Manager

Address:	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206 Attn: Angela Morton

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: GLOBAL TECHNOLOGY PORTFOLIO By: Janus Capital Management LCC Its: Investment Advisor

By:	/s/ J.B. Slingerlend
Name: J.B. Slingerlend Title: Portfolio Manager

Address:	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206 Attn: Angela Morton

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: HENRY L. HILLMAN 1985 REVOCABLE TRUST

/s/ E.C. Johnson
E. C. Johnson, Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: WSI INVESTMENTS, INC.

By:	/s/ Wanda M. Cook
Wanda M. Cook, President

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: BRUCE I. CROCKER, EDWARD J. GREFENSTETTE AND E. C. JOHNSON, TRUSTEES U/A/T DATED 8/28/68 FOR JULIET LEA HILLMAN

/s/ Edward J. Grefenstette
Edward J. Grefenstette, Trustee

/s/ E.C. Johnson
E. C. Johnson, Trustee

Address:

BRUCE I. CROCKER, EDWARD J. GREFENSTETTE AND E. C. JOHNSON, TRUSTEES U/A/T DATED 8/28/68 FOR AUDREY HILLIARD HILLMAN

/s/ Edward J. Grefenstette
Edward J. Grefenstette, Trustee

/s/ E.C. Johnson
E. C. Johnson, Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: BRUCE I. CROCKER, EDWARD J. GREFENSTETTE AND E. C. JOHNSON, TRUSTEES U/A/T DATED 8/28/68 FOR HENRY LEA HILLMAN, JR.

/s/ Edward J. Grefenstette
Edward J. Grefenstette, Trustee

/s/ E.C. Johnson
E. C. Johnson, Trustee

Address:

BRUCE I. CROCKER, EDWARD J. GREFENSTETTE AND E. C. JOHNSON, TRUSTEES U/A/T DATED 8/28/68 FOR WILLIAM TALBOTT HILLMAN

/s/ Edward J. Grefenstette
Edward J. Grefenstette, Trustee

/s/ E.C. Johnson
E. C. Johnson, Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: MCBEE BUTCHER, JOSEPH J. HILL AND TATNALL L. HILLMAN, TRUSTEES U/A DORA B. HILLMAN DATED 8/25/68 F/B/O TATNALL L. HILLMAN AND HIS ISSUE (“B-1 TRUST”)

/s/ McBee Butcher
McBee Butcher, Trustee

/s/ Joseph J. Hill
Joseph J. Hill, Trustee

Tatnall L. Hillman, Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTOR: ELISE H. GREEN, IRENE H. RIEBE AND THEODORE A. RUPPERT, TRUSTEES U/A HOWARD B. HILLMAN DATED 8/28/68 F/B/O HIS ISSUE (“C-1 TRUST”)

/s/ Irene H. Riebe under POA for Elise H. Green
Elise H. Green, Trustee

/s/ Irene H. Riebe
Irene H. Riebe, Trustee

/s/ Theodore A. Ruppert
Theodore A. Ruppert, Trustee

Address:

SIGNATURE PAGE TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

Investor	Number of Series A Preferred Shares	Number of Series B Preferred Shares	Number of Series C Preferred Shares	Number of Series D Preferred Shares	Number of Series E Preferred Shares
Madrona Venture Fund III, LP	2,206,839	1,451,124	733,763	414,257	194,057
Madrona Venture Fund III-A, LP	88,161	57,971	29,313	16,549	7,752
Greylock XII Limited Partnership	1,962,223	1,290,276	652,431	368,340	134,874
Greylock XII-A Limited Partnership	218,026	143,364	72,492	40,926	14,985
Greylock XII Principals LLC	114,751	75,455	38,153	21,540	7,887
Shasta Ventures, L.P.	182,143	1,509,095	1,044,211	223,253	11,022
ANDREESSEN HOROWITZ FUND I, L.P., as Nominee for Andreessen Horowitz Fund I, LP, Andreessen Horowitz Fund I-A, LP, Andreessen Horowitz Fund I-B, LP	127,499	588,915	401,620	390,693	440
Ignition Managing Directors Fund IV, LLC	474	0	0	0	0
Ignition Venture Partners IV, LP	72,383	0	0	0	0
Sachin Gupta	36,429	18,404	0	0	0
Kurt Shintaffer	14,573	11,042	0	0	0
Brian Bero	14,572	7,361	0	0	0
Jesse Lee	10,928	0	0	0	0
Eric Hughes	14,571	0	0	0	0
Jeff Gerber	18,214	0	0	0	0
Frank Artale	18,214	0	0	0	0
Cisco Systems, Inc.	0	0	240,972	0	0

Investor	Number of Series A Preferred Shares	Number of Series B Preferred Shares	Number of Series C Preferred Shares	Number of Series D Preferred Shares	Number of Series E Preferred Shares
Thomas Bogan	0	0	0	0	44,063
Larry Godec	0	0	0	2,790	0
BRIDGE & CO., as nominee for T. Rowe Price New Horizons Fund, Inc.	0	0	0	609,011	80,037
AMIDSPEED & CO., as nominee for T. Rowe Price New Horizons Trust	0	0	0	52,705	7,909
ICECOLD & CO., as nominee for T. Rowe Price U.S. Equities Trust	0	0	0	1,520	180
OVERLAP & CO., as nominee for T. Rowe Price Small-Cap Stock Fund, Inc.	0	0	0	471,689	0
CASCOLANE & CO., as nominee for T. Rowe Price Institutional Small-Cap Stock Fund	0	0	0	53,274	0
LADYBIRD & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY INCOME FUND	0	0	0	1,478	0
LADYBUG & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND	0	0	0	3,318	0
LAKESIDE & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND	0	0	0	3,082	0
PEACEMAKER & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO	0	0	0	330	0
HARE & CO., as nominee for T. Rowe Price Small-Cap Stock Trust	0	0	0	14,659	0

Investor	Number of Series A Preferred Shares	Number of Series B Preferred Shares	Number of Series C Preferred Shares	Number of Series D Preferred Shares	Number of Series E Preferred Shares
SQUIDFISH & CO., as nominee for VALIC Company I—Small Cap Fund	0	0	0	5,641	0
MAC & CO., as nominee for TD Mutual Funds —TD U.S. Small-Cap Equity Fund	0	0	0	2,674	0
AWEIGH & CO., as nominee for T. Rowe Price U.S. Small-Cap Core Equity Trust	0	0	0	12,658	0
BARNACLEWATER & CO., as nominee for Advantus Capital Management, Inc. Minnesota Life Insurance Co.	0	0	0	5,020	0
MILDSHIP & CO., as nominee for T. Rowe Price Global Technology Fund, Inc.	0	0	0	63,288	0
MAC & CO., as nominee for TD Mutual Funds —TD Science & Technology Fund	0	0	0	11,967	0
BALL & CO, as nominee for Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	0	0	0	0	881,266
NEWSWORTHY & CO., as nominee for Janus Enterprise Fund	0	0	0	0	181,903
CRUISEBOAT & CO., as nominee for Janus Global Technology Fund	0	0	0	0	188,929
PONDLINE & CO., as nominee for Global Technology Portfolio	0	0	0	0	25,738
Henry L. Hillman 1985 Revocable Trust	0	0	0	0	30,271

Investor	Number of Series A Preferred Shares	Number of Series B Preferred Shares	Number of Series C Preferred Shares	Number of Series D Preferred Shares	Number of Series E Preferred Shares
WSI Investments, Inc.	0	0	0	0	100,908
Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Juliet Lea Hillman	0	0	0	0	10,090
Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Audrey Hilliard Hillman	0	0	0	0	10,090
Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Henry Lea Hillman, Jr.	0	0	0	0	10,090
Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for William Talbott Hillman	0	0	0	0	10,090
McBee Butcher, Joseph J. Hill and Tatnall L. Hillman, Trustees U/A Dora B. Hillman dated 8/25/68 F/B/O Tatnall L. Hillman and His Issue (“B-1 Trust”)	0	0	0	0	10,090
Elise H. Green, Irene H. Riebe and Theodore A. Ruppert, Trustees U/A Howard B. Hillman dated 8/28/68 F/B/O His Issue (“C-1 Trust”)	0	0	0	0	20,180

Total	5,100,000	5,153,007	3,212,955	2,790,662	1,982,851

EXHIBIT B

FORM OF AT-WILL EMPLOYMENT AGREEMENT

SCHEDULE 1

T. ROWE PRICE INVESTORS

1.	BRIDGE & CO., as nominee for T. Rowe Price New Horizons Fund, Inc.

2.	AMIDSPEED & CO., as nominee for T. Rowe Price New Horizons Trust

3.	ICECOLD & CO., as nominee for T. Rowe Price U.S. Equities Trust

4.	OVERLAP & CO., as nominee for T. Rowe Price Small-Cap Stock Fund, Inc.

5.	CASCOLANE & CO., as nominee for T. Rowe Price Institutional Small-Cap Stock Fund

6.	LADYBIRD & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY INCOME FUND

7.	LADYBUG & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY BALANCED FUND

8.	LAKESIDE & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY GROWTH FUND

9.	PEACEMAKER & CO., as nominee for T. ROWE PRICE PERSONAL STRATEGY BALANCED PORTFOLIO

10.	HARE & CO., as nominee for T. Rowe Price Small-Cap Stock Trust

11.	SQUIDFISH & CO., as nominee for VALIC Company I - Small Cap Fund

12.	MAC & CO., as nominee for TD Mutual Funds - TD U.S. Small-Cap Equity Fund

13.	AWEIGH & CO., as nominee for T. Rowe Price U.S. Small-Cap Core Equity Trust

14.	BARNACLEWATER & CO., as nominee for Advantus Capital Management, Inc. Minnesota Life Insurance Co.

15.	MILDSHIP & CO., as nominee for T. Rowe Price Global Technology Fund, Inc.

16.	MAC & CO., as nominee for TD Mutual Funds - TD Science & Technology Fund

SCHEDULE 2

FIDELITY INVESTORS

1.	BALL & CO, as nominee for Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

SCHEDULE 3

JANUS CAPITAL INVESTORS

1.	NEWSWORTHY & CO., as nominee for Janus Enterprise Fund

2.	CRUISEBOAT & CO., as nominee for Janus Global Technology Fund

3.	PONDLINE & CO., as nominee for Global Technology Portfolio

SCHEDULE 4

HILLMAN INVESTORS

1.	Henry L. Hillman 1985 Revocable Trust

2.	WSI Investments, Inc.

3.	Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Juliet Lea Hillman

4.	Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Audrey Hilliard Hillman

5.	Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for Henry Lea Hillman, Jr.

6.	Bruce I. Crocker, Edward J. Grefenstette and E. C. Johnson, Trustees U/A/T dated 8/28/68 for William Talbott Hillman

7.	McBee Butcher, Joseph J. Hill and Tatnall L. Hillman, Trustees U/A Dora B. Hillman dated 8/25/68 F/B/O Tatnall L. Hillman and His Issue (“B-1 Trust”)

8.	Elise H. Green, Irene H. Riebe and Theodore A. Ruppert, Trustees U/A Howard B. Hillman dated 8/28/68 F/B/O His Issue (“C-1 Trust”)